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                                                                   Exhibit 14(b)
                                                                   -------------



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement of Legg Mason Value Trust, Inc. and LM Value Institutional Portfolio, dated January 26, 2001, and "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information of LM Institutional Fund Advisors II, Inc., dated August 1, 2000, and to the incorporation by reference in this Registration Statement (Form N-
14)(No. 811-03380) of Legg Mason Value Trust, Inc., of our report dated May 3, 2000, included in the LM Value Institutional Portfolio 2000 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 15, 2000